EXHIBIT 5.01

January 30, 2009

DexCom, Inc.

6340 Sequence Drive

San Diego, CA 92121

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (the “Additional Registration Statement”) on Form S-3 to be filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), by DexCom, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about January 30, 2009, in connection with the registration under the Securities Act of the offering of up to $8,000,000 in the aggregate amount of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), warrants to purchase shares of Common Stock and/or Preferred Stock (the “Warrants”) and/or units comprised of shares of Common Stock, shares of Preferred Stock, or Warrants, in any combination (the “Units”). The Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities.” The Additional Registration Statement relates to the registration statement on Form S-3 (Registration No. 333-155391) (the “Original Registration Statement” and, together with the Additional Registration Statement, the “Registration Statement”) filed by the Company with the Commission on November 14, 2008, as amended. The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on April 19, 2005 as certified by the Delaware Secretary of State on May 2, 2006;

(2) the Company’s Bylaws, certified by the Company’s Secretary on August 2, 2007;

(3) the Original Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the Additional Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(5) the Prospectus prepared in connection with the Registration Statement;

(6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors (or committees thereof) (the “Board”) that are contained in the Company’s minute books that are in our possession;

(7) a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a report from the Company dated as of the date hereof verifying the number of shares of the Company’s common stock subject to issued and outstanding options and warrants, and of any rights to purchase the Company’s capital stock; and

(8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents (except for the due authorization, execution and delivery of the above referenced documents by the Company) where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates representing the Securities will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (a) the existing federal laws of the United States of America, (b) the laws of the State of California, and (c) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its Board of Directors and the requisite approval of its stockholders if required by the laws of the states of California or Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of capital stock at the time of issuance. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the shares of Common Stock registered pursuant to the Additional Registration Statement, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock registered pursuant to the Additional Registration Statement, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Warrants registered pursuant to the Additional Registration Statement, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

4. With respect to any Units registered pursuant to the Additional Registration Statement, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Additional Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP

FENWICK & WEST LLP